Exhibit 10.1

EXECUTION VERSION

WAIVER AND CONSENT AGREEMENT

     This Waiver and Consent Agreement (the “Agreement”) is entered into on this 17th day of May, 2005, by and among Donald J. Stebbins (“EMPLOYEE”), Lear Corporation (“LEAR”), and Visteon Corporation (“VISTEON”) (sometimes collectively referred to as the “Parties”).

     WHEREAS, EMPLOYEE executed an Employment Agreement with LEAR dated March 15, 2005 (the “Employment Agreement”);

     WHEREAS, EMPLOYEE desires to resign from his employment with LEAR and accept a position as an executive officer of VISTEON;

     WHEREAS, EMPLOYEE and VISTEON have requested that LEAR consent to EMPLOYEE’s employment by VISTEON;

     WHEREAS, LEAR is willing to grant such consent on the terms and conditions set forth in this Agreement;

     NOW THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, the Parties agree as follows:

     1. Subject to the restrictions and limitations set forth in Sections 2 and 3 of this Agreement, LEAR consents to EMPLOYEE’s employment by VISTEON and to EMPLOYEE’s solicitation of LEAR’s customers.

     2. EMPLOYEE, in consideration of LEAR’s consent to his employment by VISTEON:

(a)	agrees and recognizes that, notwithstanding the limited consent provided in Section 1 above, LEAR has not released EMPLOYEE from EMPLOYEE’s remaining obligations under the Employment Agreement, including but not limited to those obligations set forth in Section 10(a) (Noncompetition), Section 10(b) with respect to EMPLOYEE’s engaging in any Competitive Activity (as defined in the Employment Agreement) other than on behalf of VISTEON, Section 10(c) (provided that while employed by VISTEON and its affiliates, EMPLOYEE’s limitation on soliciting customers shall be governed by Section 2(b) below), Section 10(d), Section 11 (Confidentiality and Cooperation), and Section 12 (Arbitration). EMPLOYEE reaffirms his continuing obligations under these Sections of the Employment Agreement for the respective periods specified therein;

(b)	agrees that he shall not, for a period of two years following the date hereof, on behalf of VISTEON or any other person or entity, (i) directly or indirectly utilize or convey any non-public information obtained by EMPLOYEE while employed by LEAR in any attempt to divert from LEAR any business whatsoever or interfere in any existing business relationship that exists on the date hereof between LEAR and any other person or entity, including, without limitation, any attempt to re-source any automotive program that has been awarded to LEAR or its affiliates or (ii) participate directly or indirectly in seeking the award of any business being pursued by LEAR or its affiliates prior to the date hereof but which has not been awarded as of the date hereof if EMPLOYEE had any direct or indirect involvement in such business while he was employed by LEAR;

(c)	agrees not to engage in any form of conduct or to make any statements or representations that disparage or otherwise impair the reputation, goodwill or commercial interests of LEAR, its products, services or personnel (and LEAR agrees not to engage in any form of conduct or to make any statements or representations that disparage or otherwise impair the reputation of EMPLOYEE);

(d)	agrees that he will promptly return all property of LEAR and its affililiates, regardless of the type or medium (i.e., computer disk, CD-ROM) upon which it is maintained, including, but not limited to, business plans and strategies, financial data or reports, memoranda, correspondence, software, compensation and commission plans, and any other documents pertaining to the business of LEAR, or its affiliates, customers or vendors, as well as any vehicles, credit cards, keys, identification cards, and any other personal property, documents, writings and materials that EMPLOYEE came to possess or otherwise acquired as a result of and/or in connection with EMPLOYEE’s association with LEAR and that no copies or duplicates of any documents have been retained; and

(e)	agrees that he will not challenge the enforceability of the restrictions on his activities contained in this Agreement or in the Employment Agreement.

     3. VISTEON, in consideration of the promises and obligations set forth in this Agreement:

(a)	agrees that for a period of two years following the date hereof, it shall waive any restriction that it may impose on EMPLOYEE’s future employment by LEAR if EMPLOYEE desires to be re-employed by LEAR;

(b)	agrees that it shall not for the period of eighteen (18) months following the date hereof, solicit, hire, or employ any of LEAR’s executive officers, division presidents, vice presidents, or any of the other participants in LEAR’s Management Stock Purchase Plan, which individuals will be identified to VISTEON upon written request to LEAR’s Senior Vice

President of Human Resources; provided, however, that the restrictions in this Section 3(b) shall not apply to any LEAR employee whose employment has been terminated by LEAR prior to the solicitation of such employee by VISTEON;

(c)	agrees that it will not challenge the enforceability of the restrictions on its or EMPLOYEE’s activities contained in this Agreement or in the Employment Agreement; and

(d)	agrees to pay to LEAR, no later than May 20, 2005, by wire transfer of immediately available funds, an agreed upon amount, which amount LEAR will contribute to the Lear Corporation Charitable Foundation.

     4. The Parties agree that the arbitration and dispute resolution procedures set forth in the Employment Agreement shall apply to any disputes under this Agreement. VISTEON and EMPLOYEE further acknowledge and agree that damages in the event of a breach or threatened breach of the covenants in Sections 2 and 3 of this Agreement will be difficult to determine and will not afford a full and adequate remedy, and therefore agree that LEAR, in addition to seeking actual damages or liquidated damages, as described below, may seek specific enforcement of the covenants in any court of competent jurisdiction, including, without limitation, by the issuance of a temporary or permanent injunction, without the necessity of a bond, or other equitable relief, and that all such remedies shall be cumulative. VISTEON agrees that the provisions of Section 3 are reasonable. However, should any court or arbitrator determine that any provision of Section 3 is unreasonable, either in period of time, or otherwise, VISTEON agrees that Section 3 should be interpreted and enforced to the maximum extent which such court or arbitrator deems reasonable. VISTEON further agrees that damages for a breach of Section 3(b) can be difficult to calculate and therefore, without limiting LEAR’s rights to equitable remedies pursuant to this Section 4, agrees to pay to LEAR an amount equal to one year of base salary for any such individual that is the subject of a violation as liquidated damages for each such breach.

     5. EMPLOYEE acknowledges that he is terminating his employment voluntarily and that his termination of employment with LEAR is not for “Good Reason” (as such term is defined in the Employment Agreement).

     6. The Parties agree that this Agreement shall be governed by and construed in accordance with the laws of the State of Michigan.

     7. This Agreement shall not be amended or modified in any respect whatsoever, except by a writing duly executed by each party to this Agreement, and it is further agreed that no party to this Agreement will make a claim at any time that this Agreement has been orally amended or modified.

     8. This Agreement shall be binding upon the Parties and their respective personal representatives, heirs, successors and assigns; provided, however, that the Parties acknowledge and agree that this Agreement may not be assigned, in whole or in part, by operation of law or otherwise, by EMPLOYEE or VISTEON without the consent of LEAR, other than (in the case of VISTEON) to a successor to all or substantially all of the assets of VISTEON where such successor did not previously engage in competition with any product or service of LEAR (including, without limitation, supplying to an original equipment automotive vehicle manufacturer), except with respect to the activities of VISTEON itself. This Agreement shall inure to the benefit of LEAR and any successor to LEAR by merger or consolidation, or any assignee of the assets of LEAR.

     9. This Agreement may be executed in counterparts, each of which, when so executed, shall be deemed an original, and all such counterparts shall constitute one and the same instrument. Further, the Parties stipulate that a signature to this Agreement produced by facsimile transmission is valid and is as effective as an original signature.

     10. Any notice or other communication required or permitted hereunder must be in writing and must be delivered personally, or sent by certified, registered or express mail, postage prepaid. Any such notice will be deemed given when so delivered personally or, if mailed, three days after the date of deposit in the United States mail, in the case of LEAR to 21557 Telegraph Road, P.O. Box 5008, Southfield, Michigan 48086-5008, Attention: General Counsel, in the case of VISTEON to One Village Center Drive, Van Buren Township, Michigan 48111, Attention: General Counsel’s Office, and in the case of EMPLOYEE, to the address of EMPLOYEE provided to the other Parties on the date hereof or, in each case, to such other address as may be designated in a notice given in accordance with this Section.

     11. The Parties represent and warrant that no promise or inducement has been offered or made except as set forth herein and that they are entering into and executing this Agreement without reliance on any statement or representation by any Party or any person(s) acting on their behalf not set forth within this Agreement.

     12. The Parties represent and warrant that they have not sold, assigned, transferred, conveyed or otherwise disposed of to any third party, by operation of law or otherwise, any action, cause of action, debt, obligation, contract, agreement, covenant, guarantee, judgment, damage, claim, counterclaim, liability, or demand of any nature whatsoever relating to any matter covered by this Agreement.

     13. Each of the Parties has been given an opportunity to participate in the drafting and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against any party.

     14. The Parties understand and agree that this Agreement does not and shall not constitute an admission by any person of any fact or conclusion of law.

     IN WITNESS WHEREOF, the Parties have executed and agreed to this Agreement.

EMPLOYEE	LEAR CORPORATION

/s/ Donald J. Stebbins	By: /s/ Daniel A. Ninivaggi

Donald J. Stebbins	Name: Daniel A. Ninivaggi
Title: Senior VP & General Counsel

VISTEON CORPORATION

By:      /s/ Robert H. Marcin
Name: R. H. Marcin
Title: Senior Vice President, Corporate Relations

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